Exhibit (h.18)

Exhibit A

ICE BofAML 1-5 Year US Corporate Index

ICE BofAML 5-10 Year US Corporate Index

ICE BofAML 10+ Year US Corporate Index

ICE BofAML US Corporate Index

ICE BofAML US High Yield Constrained Index

1